COLLABORATION AGREEMENT
(ON STAMP PAPER)

This Collaboration Agreement (this “Agreement”) entered this 30 day of March, 2007 into between:-

MORE-GASTECH (INDIA) PRIVATE LIMITED (hereinafter called the "Indian Company"), incorporated under the Indian Companies Act, 1956 and having its registered office at 1616, VASTANT KUNJ , NEW DELHI-110070,

and

Moregastech LLC (hereinafter called the "Foreign Company") a company registered in United Sates Of America and a fully owned subsidiary of Energtek Inc. having an address at 26 East Hawthorne Avenue, Valley Stream, New York 11580, USA

and

Mr. Mahinder Singh Khatkar,(hereinafter called the "Indian Promoter") with address at H-587, Palam Vihar, Gurgaon (Haryana)

WHEREAS, the Foreign Company is in possession of technical know-how, designs and drawings for manufacture of CNG KITS; and

WHEREAS, the Indian Company and the Foreign Company have agreed to set up a factory in India for the manufacture and sale in India and abroad of the CNG KITS with the aid of Foreign Company's technical know-how, .

NOW THEREFORE, in consideration of the premises, it is hereby agreed between the Indian Company and the Foreign Company as follows:

1.	Definitions.

1.1	As used in this Agreement, "Product" means CNG KIT, accessories, cylinder or/and other products designated by the Board of Directors of the Indian Company.

1.2.
All words and expressions which are not specifically defined in this agreement shall have the same meaning as is given to them under the Companies Act. 1956 ("the Companies Act"), to the extent such meanings are aligned with the context.

2.	Initial steps-approvals

2.1
The Indian Company shall take all required steps to obtain the consents and approvals necessary for it to do business, including any registration or license from the Government of India, Reserve Bank of India or any other State or local authorities, as the case may be.

2.2	The Registered Office of the Indian Company will be situated in the State of Delhi.

2.3
The Memorandum and Articles of Association (hereinafter called the "Organizational Documents") of the Indian Company shall incorporate, to the extent relevant, all the terms and conditions set forth in this Agreement. Changes/directions/ Rules/ Regulations notified by RBI/SEBI/Department of Company Affairs should however be kept in view in drafting various the Organizational Documents

2.4	The Organizational Documents of the Indian Company will provide for the following:

2.4.1	Actions to be taken with approval of shareholders

2.4.1.1	the merger or consolidation of the Indian Company with another entity

2.4.1.2	the sale of all or substantially all of the assets owned directly or indirectly by the Indian Company

2.4.1.3	the acquisition, by merger, issuance of securities of the Indian Company or otherwise, of a significant part of the business, stock or assets of another entity

2.4.1.4	the issuance of securities of the Indian Company in connection with or for the purpose of effecting or facilitating any of the foregoing transactions

2.4.1.5	any reclassification or recapitalization of any capital stock of the Indian Company

2.4.1.6	and/or the execution of any agreement in furtherance of any of the actions in sub-clauses 2.4.1.1 to 2.4.1.5

2.4.1.7	authorize and create any new securities

2.4.1.8	any dissolution, liquidation, or winding up of the Indian Company or any agreement to become so obligated

2.4.1.9	any redemption or other purchase of any securities issued by the Indian Company, other than pursuant to an option plan

2.4.1.10	the selection of the auditor for the Company

2.4.2	Actions to be taken by approval of the Board of Directors

2.4.2.1
issue or sell securities, including, without limitation, any warrant, option or right (contingent or otherwise) to purchase or acquire any security of the Indian Company, or the adoption of any option, phantom interest or similar plan, grants and the adoption and issuances pursuant to a stock option plan

2.4.2.2	change the business line or enter into any new business

2.4.2.3	the declaration or making of any distributions payable in cash or other property with respect to any equity securities of the Indian company

2.4.2.4
engaging in any material transaction with a stockholder of the Indian Company or any affiliate thereof, including without limitation, hiring said persons as employees or consultants of the Indian Company, increasing their compensation or entering into any material transaction out of the ordinary course of business

2.4.2.5	the compensation and benefit arrangements payable to any officer of the Indian Company

2.4.2.6	the commencement or settlement of any litigation or threatened litigation

2.4.2.7	any obligation or incurrence of any debt in which the amount exceeds Indian Rupees 5 Lacs (Rupees five Lacs only)

3	Capital structure

3.1	The total capital investment for the project is Rs 82 Lacs (rupees eighty two Lacs only).

3.2	The authorized capital of the Indian Company shall be Rs. 10 Lacs (rupees ten Lacs) divided into 1 Lacs (one Lacs) equity shares of Rs. 10 each .

3.3	The issued share capital of the Indian Company shall be held by the parties in the following proportion:
Promoters       50 per cent
Foreign Company                                                       50 per cent

3.4
The Promoters and the Foreign Company commit to invest each the amount of Rs 41 Lacs (rupees fourty one Lacs) , either by way of equity capital or by way of unsecured loans as specified in the Timetable and Milestones in Appendix A.

4	Board of Directors

4.1
The Board of Directors of the Indian Company (hereinafter called "the Board") shall have, subject only to the provisions of this Agreement and the Companies Act, the ultimate responsibility for management and control of the Indian Company.

4.2
The Board shall consist of not less than 2 nor more than 14 members (hereinafter called "Directors"), as fixed by resolution of the shareholders and whose members shall be nominated proportionally by the shareholders The initial Board shall consist of 4 Directors, 2 of whom shall be the nominees of the Foreign Company and two of whom shall be the nominees of the Indian Promoter.

4.3	The Board shall designate one of the nominees of the Foreign Company as the Chairman of the Board and specify his term which in no event shall exceed 2 years, after which the board may renew his term.

4.4
The Chairman of the Board shall serve also as Chairperson of the Board meetings. If the Chairman is not present at a meeting, before the commencement of such Board meeting, the Directors shall appoint from amongst themselves a Director to chair the meeting

4.5	The Directors need not hold any qualification shares.

4.6	The Directors `shall subscribe to and agree to be bound by the relevant terms of this Agreement.

4.7
The Board shall arrange to procure the balance capital required after securing the equity specified in section 3.3 above, by issue of debentures (convertible or non-convertible), bonds, loans, etc. on terms and conditions as determined by the Board.

5	Managing Director of the company

5.1
The Board shall appoint the Managing Director of the Indian Company, subject to the provisions of the Companies Act, and establish his remuneration. It is agreed by the Indian Promoter and the Foreign Company that Mr. Mahinder Singh Khatkar will be elected as Managing Director. Mr. Khatkar will be asked by the Board to confirm his readiness to serve as Managing Director for a period of at least 5 (five) years.

5.2
The Managing Director shall serve as the Chief Executive Officer of the Company, and shall represent the Company, enforce the matters resolved by the Board and be responsible for the general management of the Company.

5.3
The Managing Director shall exercise his powers, subject to the terms of this Agreement and the powers reserved to the Board and to the Shareholders by the Organizational Documents and applicable law, under the general supervision, control and direction of the Board. The powers and the duties of the Managing Director shall be as determined from time to time by the Board and the powers and the duties of all other officers of the Company shall be as determined from time to time by the Managing Director or by the Board. .

6	Exercise of voting rights

6.1
The Indian Promoters and the Foreign Company shall exercise their respective voting rights in the larger interest of the Indian Company and observe in letter and spirit the various provisions of this Agreement.

6.2
The Indian Promoters and the Foreign Company shall not exercise the voting rights in the board meeting so as to removing the Managing Director or the Chairman of the company without stating the reasons therefore.

7	Transfer of shares

7.1	The shares of the company shall be fully transferable as provided under section 22A (3) of the Securities Contracts Regulation Act.

7.2
Notwithstanding the above, the Indian Promoters and the Foreign Company commit to the restrictions relating to share transfers and issuances specified in the Shareholders Agreement, including without limitation Rights of First Refusal, Co-Sale Rights and Pre-emptive Rights.

7.3
The Foreign Company shall be entitled to participate proportionally in all the rights, payment of dividends, issuance of bonus shares and any other benefit provided to a shareholder of the Indian Company as other shareholders of the Indian company.

8	Disposal of undertakings

8.1	It is not contemplated by this Agreement that the Indian Company will dispose of the whole or substantially the whole of its undertaking, assets or investments by way of sale to any other party.

8.2
The prior written consent of the Foreign Company shall be required for the grant of any mortgage or charge on the properties of the Indian Company, and the same is to be recorded in the minutes of the Board at which such action is authorized.

9	Provision of technical know-how

9.1
The Foreign Company shall provide the technical know-how required to manufacture products in India as per the terms regarding payment of lump sum amount, designs/ drawings fee, etc. as may be mutually decided upon in due course of time and subject to such rules and regulations as maybe stipulated by the Government of India or the Reserve Bank of India.

9.2
In consideration of the use of the Foreign Company's trade mark by the Indian Company, separate payment would be made as per the terms mutually agreed upon between the Indian Company and the Foreign Company.

9.3
In consideration of the continued use of the patent rights by the Indian Company pursuant to the transfer of technical know-how, the Indian Company shall pay the Foreign Company a royalty of such percent of the ex-factory sale price of the product as may be mutually agreed upon between both the parties from time to time ( subject to withholding tax as applicable as per applicable laws in India) , subject to such rules and regulations as may be stipulated by the Government of India/Reserve Bank of India.

9.4
The Indian Company shall send its technical personnel to the factory of the Foreign Company as per approved programme, for proper and appropriate training of its staff in order to efficiently run the factory in India.

9.5
At the request of the Indian Company, the Foreign Company will send its technical personnel to the project site in India in order to construct and commission the plant and to see through the trial production successfully.

9.6
At the request of the Indian Company, the Foreign Company will take care to engage such number of technicians with appropriate level of expertise in order to train the plant personnel in problems of breakdown or snag in the working of the plant, and on the equipment or apparatus installed in India pursuant to the technical know-how arrangements.

9.7	The terms of the remuneration payable to the technical personnel of the Foreign Company shall be decided upon by the Indian Company and the Foreign company by mutual agreement.

10	Force majeure

10.1
The Indian Company and the Foreign Company shall not in any way be liable or responsible to each other for any delay in executing any undertaking under this Agreement or for inaction or non-performance thereof, if such delay or inaction is caused by reasons such as, strike, lock-out, accident by fire, flood, cyclone, civil commotion, internal rebellion, war or any other act of God over which neither party has any control, no liability would attach to either of the parties to this Agreement.

11	Manner of giving notice

11.1
The parties to the Agreement shall give notice to the other party by telex, air mail, speed post, email, or by any other means mutually agreed upon from time to time. However, documents, correspondence and other relevant papers shall be sent by courier only.

11.2	Unless otherwise indicated by notice, each party to this Agreement shall send all communication only at the address provided in this agreement.

12	Jurisdiction

12.1	This Agreement is subject to Indian laws and action will lie only within the courts situated in the state of Delhi (India)

13	Arbitration of disputes

All disputes arising from and in connection with this Agreement shall be set as per the procedures stated in the Shareholders Agreement.

14	General conditions

14.1
The parties to this Agreement are entitled to specific performance of the terms of this Agreement, including the obligations concerning transfer of shares, exercise of voting rights, transfer of technology, repatriation of funds, etc.

14.2
Each party agrees to the condition that commencing on the date hereof no competing project shall be set up by them with any other company in India for a period of 5 years from the termination of this Agreement; however, the Foreign Company shall be permitted to enter into collaboration agreements with corporate houses/ big manufacturers for production of kits, cylinders etc for their captive use.

14.3
Each of the parties to this Agreement hereby undertakes not to divulge any technical and trade secrets known to each other, to any third party, as more particularly set forth in the Shareholders Agreement..

14.4
The Indian Company shall issue, within not more than 35 days from the end of each quarter, quarterly financial statements reviewed by LODHA & Co., as long as said firm remains the local representative of BDO International.

14.5	The Indian Company shall issue, within not more than 35 days from the end of each calendar year , audited (by the same CPA as above) financial statements for the said year.

14.6	All the financial statements specified above shall be prepared in accordance with US GAAP.

14.7	This Agreement may be signed in counterparts.

In witness whereof the parties have executed this Agreement on the date first written above.

Signed, sealed and delivered on behalf of the above:

For	For	For
/s Mahinder Singh Khatkar	/s/ Mahinder Singh Khatkar	/s/ Constatin Stukalin
MoreGasTech (India) Private Limited	Mahinder Singh Khatkar	Moregastech LLC
In the presence of:	In the presence of:	In the presence of:
_____________________	__________________	______________
Name:	Name:	Name:

APPENDIX A

1.	Preemptive Rights

If at any time prior to an initial public offering of its equity securities More Gastech (India) Private Limited (hereinafter "the Company") proposes to issue and sell any securities of the Company (including, without limitation, Ordinary Shares or any class of preferred shares), whether or not already authorized, or rights, options or warrants to purchase such shares, and securities of any type whatsoever that are, or may become, convertible into shares of the Company (all the previous mentioned together hereby referred to as the "Proposed Issue" or "New Securities" as relevant) the Foreign Company (hereinafter "the Investor") shall have the right to exercise the Proposed Issue as follows:

1.1.
In the event the Company undertakes an issuance of New Securities, it shall give the Investor written notice thereof, which notice shall be given prior to such issuance, describing the type and amount of New Securities offered and the price and the terms upon which the Company proposes to issue the same, and offering the Investor the opportunity to purchase such New Securities. The Investor shall have thirty (30) days from the date of such notice to accept such offer, in whole or in part, by written notice to the Company.

1.2.
In the event that the Investor fails to accept such offer as to all of the New Securities, the Company shall have the right within one hundred and twenty (120) days thereafter to sell or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within sixty (60) days from the date of said agreement), to sell the New Securities as to which such offer was not accepted, provided however that no such sale be effected at a price or upon terms more favorable to the purchasers thereof than those specified in the Company's notice to the Investor. In the event the Company has not sold or entered into an agreement to sell such New Securities within the periods specified above, the Company shall not thereafter issue or sell such New Securities without first complying with the procedure set forth in this Article.

2.	Transfer of Shares

2.1.
No transfer, sale, assignment, pledge or other disposition (each, a “Transfer”) of shares by any Shareholder, other than a transfer to a Permitted Transferee, shall be effective unless the Transfer has been approved by the Board of Directors. The Board of Directors may refuse to approve a Transfer to a competitor of the Company, or if the Board of Directors determines that such Transfer is detrimental to the best interests of the Company, in each case, as shall be determined in good faith, by the Board of Directors, or if the Transferee is not willing to undertake the same obligations that Transferor has as a holder of shares.

2.2.
The limitations set forth in Article 2.1 shall not apply to any Transfer to (i) a transferee by operation of law; (ii) a spouse, children, or grandchildren of the Shareholder, other than to minors and persons incapacitated as a matter of law; (iii) a person controlling or controlled by such Shareholder (for the purposes of this definition, “control” [including, with correlative meanings, the terms “controlled by”] shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or the power to appoint most of the directors or the CEO), provided that such transferee (each transferee as defined in this section, a “Permitted Transferee”) becomes a party to and agrees to be bound by all agreements binding upon the transferor immediately prior to such transfer, and the shares so transferred remain subject to such agreements and the Company's Articles.

2.3.	Each Transfer of shares shall be made in writing in the form appearing hereinbelow, or in a similar form, or in any form approved by the Directors from time to time:

"Share Transfer Deed

I, _____________ , of __________________, for valuable consideration paid to me by ______________ of ___________________ ("Transferee"), do hereby transfer to the Transferee _____ share(s), par value Rupees 10 each, numbered ________ to _________ (inclusive), in the company called MoreGastech India Private Limited to hold unto the Transferee, his executors, administrators and assigns, subject to the same terms and conditions on which I held the same at the time of the execution hereof; and I, the said Transferee, do hereby agree to take the said share(s) subject to the aforesaid terms and conditions.

In witness whereof we have hereunto set our hands this ____ day of _______, ____.

__________________  _________________

Transferee   Transferor"

2.4.
Such form shall be executed both by the transferor and transferee, and delivered to the Office together with the transferred share certificates, if share certificates have been issued with respect to the shares to be transferred, and any other proof of the transferor's title that the Directors may require. The share transfer deed with respect to a share that has been fully paid may be signed by the transferor only. A deed of transfer that has been registered, or a copy thereof, as shall be decided by the Directors, shall remain with the Company; any deed of transfer that the Directors shall refuse to register shall be returned, upon demand, to the person who furnished it to the Company, together with the share certificate, if furnished.

2.5.	The transferor shall be deemed to remain a holder of the shares until the name of the transferee is entered into the Register in respect thereof.

2.6.	The Company may impose a fee for registration of a share transfer, at a reasonable rate as may be determined by the Directors from time to time.

2.7.
Upon the death of a Shareholder or the dissolution of a Shareholder, the remaining partners, in the event that the deceased was a partner in a share, or the administrators or executors or heirs of the deceased, in the event the deceased was the sole holder of the share or was the only one of the joint holders of the share to remain alive, shall be recognized by the Company as the sole holders of any title to the shares of the deceased. However, nothing aforesaid shall release the estate of a joint holder of a share from any obligation to the Company with respect to the share that he held in partnership.

2.8.
Any person becoming entitled to a share as a consequence of the death or bankruptcy or liquidation of a Shareholder shall, upon such evidence being produced as may from time to time be required by the Directors, have the right either to be registered as a Shareholder in respect of the share, or, instead of being registered himself, to transfer such share to another person, in either instance subject to the Directors' power hereunder to refuse or delay registration as they would have been entitled to do if the deceased or the bankrupt had transferred his share before his death or before his bankruptcy, and subject to all other provisions hereof relating to transfers of shares.

2.9.
A person becoming entitled to a share because of the death of a Shareholder shall be entitled to receive, and to give receipts for, dividends or other payments paid or distributions made, with respect to the share, but shall not be entitled to receive notices with respect to company meetings or to participate or vote therein with respect to that share, or to use any other right of a Shareholder, until he has been registered as a shareholder with respect to that share.

3.	Rights of First Refusal Transfer Notice.

3.1.
If at any time any shareholder of the Company proposes to Transfer any securities of the Company (including, without limitation, Ordinary Shares or any class of preferred shares), whether or not already authorized, or rights, options or warrants to purchase such shares, and securities of any type whatsoever that are, or may become, convertible into shares of the Company (“Various Securities”) to one or more third parties other than a Permitted Transferee, then such shareholder (“Transferor”) shall give the Company and the other shareholder (a "Holder") written notice of the Transferor’s intention to make the Transfer (“Transfer Notice”), which Transfer Notice shall include (i) a description of the Various Securities to be transferred (“Offered Shares”), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made.

3.2.
Holder’s Option. The Holder shall have an option for a period of twenty (20) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Holder may exercise such purchase option and, thereby, purchase all or any portion of the Offered Shares, by notifying the Transferor and the Company in writing, before expiration of the twenty (20) day period as to the number of such shares which it wishes to purchase.

3.3.
If a Holder gives the Transferor notice that it desires to purchase the Offered Shares then payment shall be by check or wire transfer, against delivery of the Offered Shares at a place agreed upon between the parties and at the time of the scheduled closing therefore, which shall be no later than ten (10) days after the delivery of the notification to the Transferor.

4.	Right of Co-Sale

4.1.
Subject to section 3 above, after receiving a notice from the Transferor, the other Holder may notify Transferor in writing, within fifteen (15) days after delivery of the Transfer Notice referred to in Section 3, about its intention to participate in the sale of Offered Shares (a "Selling Holder") and shall have the right to participate in such sale of Offered Shares with the Transferor, on the same terms and conditions as specified in the Transfer Notice, and, subject to agreement amongst the Selling Holders, in proportion to the number of shares owned by the Selling Shareholder to the number of shares owned by all Selling Shareholders, including the Transferor.

4.2.
Selling Holder’s notice to the Transferor shall indicate the number of Various Securities the Selling Holder wishes to sell under its right to participate, subject to the limitation in section 4.1 above.

4.3.
Each Selling Holder shall effect its participation in the sale by delivering within ten (10) days to the Company for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer.

4.4.
To the extent that any prospective purchaser or purchasers refuses to accept such assignment or otherwise refuses to purchase Various Securities from a Selling Holder exercising its rights of co-sale hereunder, the Transferor shall not sell to such prospective purchaser or purchasers any Offered Shares (and the Company shall not record such transfer) unless and until, simultaneously with such sale, the transferee shall purchase such Various Securities from such Selling Holder for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

4.5.
Non-Exercise of Rights. Notwithstanding anything to the contrary, to the extent that the Transferor shall have not received requests from the Holders (together) to purchase all of its Offered Shares, the Transferor shall be entitled to sell the Offered Shares, in whole or in part, to any third party, upon terms and conditions no more favorable than those specified in the Transfer Notice, within 60 days after the expiration of such rights of the Holders. Without derogating from the above, to the extent that any party has not exercised its rights to join the selling of the Offered Shares the Transferor shall have a period of sixty (60) days from the expiration of such rights in which to sell the Offered Shares, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. The third-party transferee(s) shall acquire the Offered Shares subject to rights of first refusal and co-sale rights under this Agreement. In the event a Transferor does not consummate the sale or disposition of the Offered Shares within the sixty (60) day period from the expiration of these rights, the first refusal rights and co-sale rights shall be applicable to any subsequent disposition of the Offered Shares until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights shall not adversely affect rights as to subsequent purchases and/or sales.

5.	Limitations to Rights of Refusal and Co-Sale.

5.1.
Notwithstanding the provisions of Section 3 and 4 of this Agreement, (i) the Holders may sell or otherwise transfer and/or assign, with or without consideration, equity Various Securities to any Permitted Transferee provided that such Transferee has agreed in writing to assume the obligations of the transferor under all agreements involving the Company, and provided further that such Permitted Transferee agrees not to further Transfer their holdings or rights except to Permitted Transferees

6.	Number of Shares

6.1.
For the purposes of determining the number of shares a party is entitled to sell or purchase pursuant to this Agreement, the shares held or owned by such party shall be deemed to include any Ordinary Shares (assuming full conversion of all convertible securities into Ordinary Shares and assuming exercise of any securities exercisable for Ordinary Shares but not including the Employee Stock Option Plan securities) held by such party.

7.	Prohibited Transfers

7.1.
Any attempt by a Holder to transfer Various Securities in violation of the above sections shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of all the other Holders.

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (the “Agreement”) is made at New Delhi on the 30th day of March, 2007:

BY AND AMONG

Moregastech LLC a company registered in United Sates Of America and a fully owned subsidiary of Energtek Inc., having an address at 26 East Hawthorne Avenue, Valley Stream, New York 11580, USA ( hereinafter referred to “Foreign Promoter”).
And

Mr. Mahinder Singh Khatkar and others having business address at H-587, Palam Vihar, Gurgaon (Haryana) , Indian (hereinafter referred to “Indian Promoter”)
And

MORE-GASTECH (INDIA) PRIVATE LIMITED having its registered office of business at 1616, Vastant Kunj, New Delhi-110070 (hereinafter referred to as the “Company”)

RECITALS

Whereas Foreign Promoter has long been engaged in the manufacture and sale of CNG Kits and accessories etc , and has acquired and possesses valuable experience and technical know-how on the manufacture and use of such products;

Whereas Indian Promoters have promoted and are running the business of the Company, and in order to undertake the business more competently, the Parties (as defined in Section 1 hereunder) to this agreement are entering into a Collaboration Agreement and into this Agreement for the purpose of recording their understandings and agreements on the terms and conditions regulating their relationship as Shareholders of the Company, including among others the manner in which the Company’s affairs will be conducted, the transfer of Equity Shares or other securities related to the Company, and the Parties’ mutual rights and obligations.

NOW, THEREFORE, in the light of the mutual premises and the mutual covenants set forth herein, the Parties agree as follows:

8.  DEFINITIONS AND INTERPRETATIONS

In this Agreement (including the recitals above and the Schedules hereto), except where the context otherwise requires, the following words and expressions shall have the following meanings:

“Affiliate ” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such first Person. For purposes of this definition, the term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management of that Person whether through ownership of voting securities or otherwise.

“Agreement” shall mean this Shareholders’ Agreement, as the same may be amended, modified, and supplemented from time to time in accordance with the terms and conditions hereof.

“Applicable Laws” shall mean the federal, state and local laws of India, and all orders, rules, regulations, decrees, policies, judicial decisions, notifications or other similar directives issued by any executive, legislative, judicial or administrative entity in India, as any of them may be amended from time to time.

“Articles of Association” shall mean the articles of association of the Company, as the same may be amended, modified, and supplemented from time to time in conformance with this Agreement.

“Board” shall mean the board of directors of the Company.

“Companies Act” shall mean the Companies Act, 1956, as amended from time to time, applicable to companies incorporated in India.

“Confidential Information” shall have the meaning set forth in 13.

“Defaulting Party” shall have the meaning set forth in Clause0.

“Director” means a member of the Board (including any duly appointed alternate director)

“Dispute ” any dispute, difference, conflict or claim arising out of or in relation to this Agreement or the performance of the same.

“Encumbrance” means any lien, charge, security interest, pledge, hypothecation, mortgage, right of first refusal, preemptive right or any other restriction

“Equity Shares” means the equity shares of the Company as of par value of Rs.10/-per share, in the Equity Capital as set forth in the Collaboration Agreement.

“Financial Year” means the financial year of the Company, which shall commence on April 1 of each calendar year and end on March 31 of the next calendar year. Notwithstanding, for reporting purposes the firm will have a Reporting Financial Year ending on December 31 of each calendar year. As soon as permitted by Applicable Laws the financial year shall be unified to December 31st of each calendar year.

“General Meeting” shall mean a general meeting of the Shareholders of the Company held in accordance with the Organizational Documents of the Company, this Agreement and Applicable Laws.

“Gross Revenue” means the total revenue of the Company including but not limited to (i) revenue accrued but not received, (ii) accrued and received (iii) received but not accrued from any advances or securitisation, including but not limited to revenue generated from the sale/lease of lands/buildings, or any other sources of revenue.

“Initial Agreements” shall mean the Collaboration Agreement and this Agreement.

“Lenders” means those Persons including but not limited to banks, financial institutions, international credit agencies, non-banking financial companies, who extend or agree to extend a credit facility to the Company in relation to the Project.

“Memorandum of Association” shall mean the memorandum of association of the Company, as the same may be amended, modified, and supplemented from time to time in conformance with this Agreement.

“Notice of Dispute ” shall have the meaning set forth in Clause 9

“Organizational Documents” shall mean the Memorandum of Association and the Articles of Association.

“Parties” shall mean parties to this Agreement, and “Party” shall mean any of them.

“Percentage Equity Interest” means at any time with respect to any Party, the proportion that the number of Shares held by such Party bears to the total number of Shares held by all the Parties.

"Person" means physical person or legal entity, whichever applicable.

"Pro Rata Share " means, with respect to any Shareholder, the proportion that the number of Equity Shares held by such Shareholder and its Affiliates bears to the aggregate number of Equity Shares held by all Shareholders

“Right of First Refusal” shall have the meaning set forth in Appendix A

“Rupee or Rs.” shall mean the lawful currency of India.

“Share” shall mean any share in the capital of the Company and “Shares” shall be construed accordingly.

“Shareholders” shall mean the existing shareholders of the Company and any person who acquires Shares in the Company, and “Shareholder” shall mean any of them.

“Subsidiary” means any other person in which the Company directly or indirectly holds 50% or more of the equity securities or voting power of such Person.

“Transfer” means the sale, gift, pledge, assignment, transfer, transfer of any interest in trust, mortgage, alienation, hypothecation, Encumbrance or disposition of Equity Shares or securities that can be converted to Equity Shares as the context may require, in any manner whatsoever, voluntarily or involuntarily, including, without limitation, any attachment, assignment for the benefit of creditors or appointment of a custodian, liquidator or receiver of any of its properties, business or undertaking, but shall not include transfer by way of testamentary or intestate succession

In this Agreement (unless the context requires otherwise):

reference to the singular includes a reference to the plural and vice versa, and reference to any gender includes a reference to all other genders;

reference to an individual shall include his legal representative, successor, legal heir, executor and administrator;

reference to statutory provisions shall be construed as meaning and including references also to any amendment or re-enactment (whether before or after the date of this Agreement) for the time being in force and to all statutory instruments or orders made pursuant to statutory provisions;

references to any statute or regulation made using a commonly used abbreviation, shall be construed as a reference to the short title of the statute or full title of the regulation;

references to any Article, Clause, Schedule, Annex, Appendix or Exhibit shall be deemed to be a reference to such Article, Clause, Schedule, Annex, Appendix or Exhibit of or to this Agreement; and

Any reference in a provision of this Agreement to any approval of any Party required under another provision of this Agreement shall be deemed to have expired or terminated if the second provision has expired or terminated.

The Exhibits, Annexes, Appendices and Schedules to this Agreement shall be deemed to form an integral part of this Agreement.

9.  CAPITALIZATION OF THE COMPANY

Main objects of the Company

The purpose of the Company for which it is incorporated is as per main objects contained in the memorandum and articles of associations of the Company. The Company is a limited liability company established under the laws of the Republic of India.

Authorized Capital

The subscribed and paid up capital of the company is set forth in the Collaboration Agreement executed and delivered among the Parties on the date hereof. Any increase in the Authorized Capital, shall be with the mutual consent of the Indian Promoter and the Foreign Promoter.

Shareholdings

The holdings of the Parties (together with their respective Affiliates) is set forth in the Collaboration Agreement executed and delivered among the Parties on the date hereof

The restrictions with respect to the Equity Shares is set forth on Appendix A annexed hereto and made an integral part of this Agreement.

Financing

To the extent required in connection with the financing for the Company and pursuant to and in accordance with the financing documents, each Party, when required, shall (i) pledge all Shares owned by it and all rights under this Agreement as security for such financing, (ii) subordinate all of its interest under this Agreement and any claims against the Company to the rights of the lenders and (iii) take any other similar or related actions requested by the lenders that are usual and customary.

10.  COMPANY’S BUSINESS AND DIVIDENDS

Business

The Business shall be conducted in accordance with the Initial Agreements, the Organizational Documents and Applicable Laws for the benefit of and in the best interests of the Shareholders.

Dividends

The Parties acknowledge and agree that the Company’s dividend policy shall be to maximize Shareholder value. Each Party shall procure that (subject to any restrictions under the financing documents or any Applicable Laws) the full amount of the Company’s profits available for distribution in respect of each financial year during the term of this Agreement after making such transfers to reserves and provisions or other transfers of the profits within the Company, as in the opinion of the Board ought reasonably to be made, is distributed by the Company to the Parties by way of dividends.

11.  CORPORATE GOVERNANCE

Board of Directors

Composition of the Board

The composition of the Board of Directors is set forth in the Collaboration Agreement executed and delivered among the Parties on the date hereof.

Committees of the Board

In the event any committee(s) is formed by the Board, the Parties hereby agree the representation of the Shareholders on such committee shall be in the same proportion as their respective representation on the Board. The right of the Shareholders to appoint their nominees to such committee shall be similar to the rights each of the Shareholder has to appoint their nominees to the Board.

Removal and Replacement of Directors

A Shareholder who has a right to nominate a Director in accordance with the terms hereof and the provisions of the Companies Act shall have the right to remove such Director.

A Director shall be removed from the Board, with or without cause, upon the affirmative vote of the Shareholders who appoint such Director in accordance with this sub-clause 4.1.2 and the provisions of the Companies Act. Each Shareholder shall vote its Equity Shares for the removal of a Director upon the directions of the Shareholder that nominated such Director.

Any Director can be automatically removed for cause, which includes, without limitation, (i) willful and continuing disregard of his job responsibilities or material breach of this Agreement or (ii) fraud, embezzlement, conviction of a felony or serious crime, violation of ethics code or other serious misconduct.

In the event any Director resigns or is removed in accordance with this clause the Shareholder that nominated such Director will have the right to elect such Director's successor or replacement and such successor or replacement Director shall be nominated and elected on or as soon as possible after the date of such resignation or removal.

Director's Access

Each Director shall be entitled to examine the books and accounts of the Company. The Company shall provide information relating to the business affairs and financial position of the Company as such Director may reasonably require. Any Director may provide such information to a Shareholder that nominated him.

Alternate Directors

Each Shareholder shall be entitled to nominate an alternate Director to act in accordance with the Companies Act for any Director nominated by that Shareholder. Each Shareholder shall also have a right to withdraw its nominated alternate Director and nominate another in his place. The Parties shall take all such actions as may be required to cause any alternate Director nominated pursuant to this sub-clause to be duly elected or appointed.

Board Meetings

Frequency and Location

Meetings of the Board shall take place in accordance with the requirements of the Companies Act at least once in every three-month period. Meetings shall be held in New Delhi, or at any other location, as decided by the Chairman of the Board or by other calling party.

Notice

A meeting may be called by the Chairman of the Board or any one Director giving notice in writing to the Secretary specifying the date, time and agenda for such meeting. The Secretary shall upon receipt of such notice give a copy of such notice to all Directors of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than 7 days' notice shall be given to all Directors; provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to sub-clause 4.2.3 and (ii) may be reduced if approved by all of the Directors in writing. The Board shall at any meeting not adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all the Directors are present at such meeting and vote in favour of such resolution.

Quorum

Subject to the provisions of the Companies Act, all meetings of the Board shall require a quorum of at least two Directors, provided however that the quorum must include at least one Director from each party. If such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to the same place and time seven days later (or if such day is not a Business Day, at the same time on the next following Business Day), at which meeting the Directors present shall constitute a valid quorum even though a Director from other party , as the case may be, is not present, provided that notice of such adjourned meeting shall have been delivered to all Directors at least five days prior to the date of such adjourned meeting.

Voting at a Board meeting.

Each Director counts as one vote. The adoption of any resolution of the Board, whether by circular resolution or otherwise, shall require the affirmative vote of a majority of the Directors, or a majority of the present directors, in person or by proxy, in a Board meeting. The Board shall not, at any meeting, adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors have been given notice of such matter at least seven days prior to the meeting, which notice shall be accompanied by a written agenda of the matters along with the supporting documents to be considered at the meeting, or unless all Directors provide their consent to the resolution on the matter.

Expenses

The reasonable costs of attendance of Directors at Board meetings shall be borne by the Company, including traveling, lodging, boarding etc.

Shareholders' Meetings

Quorum for Shareholders Meetings

Subject to the provisions of the Companies Act, all meetings of the shareholders of the Company shall require a quorum of at least two Shareholders holding a majority of the issued shares, provided however that the quorum must include at least one shareholder from each party. If such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to the same place and time seven days later (or if such day is not a Business Day, at the same time on the next following Business Day), at which meeting the Shareholders present shall, subject to their constituting a valid quorum under Indian law, constitute a valid quorum even though representative from each party as the case may be, is not present, provided that notice of such adjourned meeting shall have been delivered to all Shareholders at least five days prior to the date of such adjourned meeting..

At any Shareholders Meeting, the actions stated in clause 2.4.1 in the Collaboration Agreement must be consented to by the Foreign Company:

OTHER ARRANGEMENTS

From and after the date hereof, each Shareholder shall vote its Equity Shares at any general or extraordinary general meeting of the Shareholders (a “Shareholders Meeting”), and shall take all other actions necessary, to give effect to the provisions of this Agreement (including, without limitation, Clause 4.1) and to ensure that the Organizational Documents are amended to incorporate the provisions of the Initial Agreements including the rights and privileges of the Shareholders, to the extent permitted by Applicable Law In addition, each Shareholder shall vote its Equity Shares at any Shareholders Meeting upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote, in conformity with the specific terms and provisions of the Initial Collaboration Agreement.

In order to effectuate the provisions of this Agreement, each Shareholder (a) shall use its best efforts to cause the Board to adopt, either at a meeting of the Board or by unanimous written consent of the Board, all the resolutions necessary to effectuate the provisions of this Agreement and (b) agrees that when any action or vote is required to be taken by such Shareholder pursuant to the Initial Agreements, such Shareholder shall use its commercially reasonable best efforts to call, or cause the appropriate officer and directors of the Company to call a Shareholders Meeting or to execute or cause to be executed a written consent to effectuate such action.

Financial Records.

The Company shall allow each of the Shareholders and its authorized representatives the right during normal business hours to inspect its books and accounting records and those of the Subsidiaries, to make extracts and copies there from at its own expense and to have full access to all of the Company's and each Subsidiary's property and assets.

Books and Records

The Company shall, and shall cause the Subsidiaries to, keep proper, complete and accurate books of account in Rs. and in US dollars in accordance with applicable accounting standards and shall have their accounts audited annually in accordance with such standards by a reputable firm of chartered accountants appointed by the Board as defined in the Collaboration Agreement.

Reports

The Company shall provide to each Shareholder, in addition to the reports defined in the Collaboration Agreement (i) within 30 days after the end of each month, monthly unaudited consolidated financial statements of the Company for such month, (ii) such other reports as the Board may determine. The Company shall furnish to the Shareholders and their auditors such financial and other information relating to the business of the Company and its Subsidiaries as any of them may reasonably request.

Annual Budgets

The Company shall prepare a proposed Annual Budget, which shall be submitted to all Directors not less than one month prior to the commencement of each Financial Year. The Board shall adopt the Annual Budget not later than one month of the commencement of the relevant Financial Year.

Bank Accounts

The Parties shall procure that the bank account or bank accounts opened in the name of the Company or any Subsidiary with such bank or banks as may be determined by the Board, are maintained. Such account or accounts shall be operated as the Board, or the board of directors of the relevant Subsidiary shall resolve from time to time. All payments to or by the Company or such Subsidiary shall be paid into or withdrawn from such account or accounts.

12.  REPRESENTATIONS AND WARRANTIES

Each Party represents to the other Parties hereto that:

such Party has the full power and authority to enter into, execute and deliver this Agreement and to perform the transactions contemplated hereby and that such Party is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization and that the execution and delivery by such Party of this Agreement and the performance by such Party of the transactions contemplated hereby have been duly authorized by all necessary corporate or other action of such Party;

assuming the due authorisation, execution and delivery hereof by the other Parties, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganisation, moratorium or similar laws affecting creditors' rights generally; and

the execution, delivery and performance of this Agreement by such Party and the consummation of the transactions contemplated hereby will not (i) violate any provision of the organizational or governance documents of such Party; (ii) require such Party to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Authority in such Party's country of organization or any other Person pursuant to any instrument, contract or other agreement to which such Party is a party or by which such Party is bound [other than the requisite filing to be made by the Company with the Reserve Bank of India]; (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which such Party is a party or by which such Party is bound; (iv) violate any order, judgment or decree against, or binding upon, such Party or upon its respective securities, properties or businesses; or (v) violate any law or regulation of such Party's country of organization or any other country in which it maintains its principal office.

There are no legal, quasi-legal, administrative, arbitration, mediation, conciliation or other proceedings, claims, actions, governmental investigations, orders, judgments or decrees of any nature made, existing, or pending or, to the best knowledge of such Party, threatened or anticipated against such Party which may prejudicially affect its holding of Equity Shares or the due performance or enforceability of this Agreement or any obligation, act, omission or transactions contemplated hereunder.

Fees and expenses :

Each Party shall bear its own fees and expenses, and the Parties will jointly bear common fees and expenses in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

13.  CONFIDENTIALITY

Each Party undertakes that it shall not reveal, and shall cause its directors, officers, managers, partners, members and employees not to reveal, to any third party any Confidential Information acquired by it or them from or on behalf of the Company or any Subsidiary or any other Party or in connection with this Agreement or any other Basic Document or the transactions contemplated therein, in each case concerning the organization, business, technology, finance, transactions or affairs of the Company or its Subsidiaries or any other Party without the prior written consent of the Company, the relevant Subsidiary or the other concerned Parties, as the case may be. The term "Confidential Information" as used in this Agreement shall mean (a) any information relating to the Company or its Subsidiaries or any other Party or their respective employees (whether written, oral or in any other form and whether such information is furnished before, on or after the date of this Agreement) and (b) information and materials prepared by the Shareholders or their respective directors, officers, managers, partners, members, employees or legal, financial or professional advisors or bankers (collectively, "Representatives") that contain or otherwise reflect, or are generated from, Confidential Information. The obligation set forth in this Clause shall continue for a period of two years from the date of termination of this Agreement

The provisions of Clause 6.1 shall not apply to:

Confidential Information or materials that were, are or become generally available to the public other than as a result of disclosure by or at the direction of the Shareholders or any of their respective Representatives in violation of this Agreement;

a disclosure to legal, financial or professional advisors of any Party subject to such Person being bound by confidentiality obligations;

disclosure under reporting requirements of Stock Exchanges or other relevant authorities a disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under Applicable Law or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding arising out of or relating to this Agreement; or

a disclosure by the Company reasonably necessary in the ordinary course of business or otherwise in connection with transactions or proposed transactions of the Company or any Subsidiary.

Upon any Shareholder entering into negotiations with any Person with a view to Transferring any Equity Shares to such Person, information in respect of the Company or any Subsidiary that is reasonably necessary to permit such Person to evaluate the business of the Company or such Subsidiary may be provided to such Person, provided that such Person has executed a binding confidentiality letter in a form approved by the Board; and provided further that if such Person is involved in a business in competition with that of the Company or any Subsidiary, the Board may prohibit the disclosure of any such confidential information as the Board may determine.

Each Party further agrees to the non-competition period stated in the Collaboration Agreement.

A Party shall not, at any time during or after the Non-Competition Period, make any oral or written statements which are or could reasonably be interpreted to be of a negative or critical nature concerning the Company, any of its affiliates or its business.

If a Party breaches, or threatens to commit a breach of, any of the provisions of this Agreement, then the Company and the other Party shall have the right and remedy to have the covenants contained herein specifically enforced, without the need of posting a bond, by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Company and its stockholders and that money damages will not provide an adequate remedy to the Company and its stockholders, in addition to and not in lieu of, any other rights and remedies that are available at law or in equity. This right and remedy shall exist notwithstanding any other provision of this Agreement to the contrary.

14.  PUBLICITY

Except as required by Applicable Law or by any Governmental Authority or other laws or regulations applicable to a Party, including but not limited to the disclosing requirements of the Foreign Promoter and its related Persons, no publicity release or public announcement concerning the relationship or involvement of the Parties shall be made by any Party without advance approval thereof by the Parties; provided that no disclosure of a Party's identity may be made without the prior approval of such Party.

15.  TERMINATION

Notwithstanding any provisions of this Agreement, this Agreement shall become effective upon the execution hereof by all of the Parties hereto and shall continue in effect until the earlier to occur of (a) the conditions set forth in the collaboration Agreement or waived (as the case maybe) for reasons attributable to the either party; (b) the date on which the Company goes into liquidation or dissolution or any property or assets of the Company are placed in the hands of a receiver, trust custodian or liquidator or if a winding up order in respect of the Company is passed; (c) the date on which either party goes into liquidation or dissolution or their respective properties or assets are placed in the hands of a receiver, trust custodian or liquidator or if a winding up order in respect of either party , as the case may be, is passed; (d) any date agreed upon in writing by all of the Shareholders.

If a Party materially fails to perform its obligations or to comply with this Agreement or any provision hereof within a period of 30 days of being provided written notice of such breach (a "Defaulting Party") This Agreement may be terminated by the other Party.

16.  NOTICES

Unless otherwise stated, all notices, approvals, instructions and other communications for the purposes of this Agreement shall be given in writing and may be given by email, facsimile, by personal delivery or by sending the same by prepaid registered mail addressed to the Party concerned at its address stated in the title of this Agreement or the fax numbers set out below and/or any other address subsequently notified to the other Parties for the purposes of this Clause and shall be deemed to be effective (in the case of registered mail) 10 calendar days after posting, (in the case of facsimile) 2 business days after receipt of a transmission report confirming dispatch or (in the case of personal delivery) at the time of delivery

To : The Company MORE-GASTECH (INDIA) PRIVATE LIMITED having its registered office at 1616, VASTANT KUNJ , NEW DELHI-110070,	Attn : Sh M.S.Khatkar Tel.: +91 (11) 2646 6928 Fax.: +91 (11) 2648 2064

To : Moregastech LLC: . having an address at 26 East Hawthorne Avenue, Valley Stream, New York 11580, USA	Attn : Attorney David Lubin Tel. +1 (516) 887-8200 Fax: +1 (516) 887-8250

To Mr. Mahinder Singh Khatkar and others address at H-587, Palam Vihar, Gurgaon (Haryana) , Indian	Attn : Sh M.S.Khatkar Tel. +91 (931) 3505549 Fax +91 (124) 2578704

17.  GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of India.

18.  DISPUTE RESOLUTION

Negotiations

The Parties will attempt in good faith to resolve any Dispute by mutual consultation. To this extent, upon request of a Party each Party will within 14 days nominate a senior authorised representative with authority to settle the relevant Dispute. If the Dispute has not been settled through negotiations within 30 days, then the remaining provisions of this Section will apply.

Arbitration

Upon failure of the direct negotiations the Dispute shall be referred to reconciliation and arbitration.

The parties shall try to agree on the appointment of the arbitrator. Should the parties fail in doing so within 15 days from the request by a Party to nominate such arbitrator, the Parties shall have the right to request the Singapore Chamber of Commerce to nominate the arbitrator. In such a case the Arbitration shall be ruled as per the rules framed under the Singapore Chamber of Commerce and the rules of procedures prescribed for the conduct of the arbitration therein shall govern the arbitration proceedings.

All proceedings in any arbitration shall be conducted in English.

In default of other agreement between the parties, the place of arbitration shall be Singapore

The arbitrator may award to a Party that substantially prevails on the merits, its costs and reasonable expenses (including reasonable fees of its advisors/counsel). Notwithstanding, the arbitrator will be entitled to allocate the costs between the Parties on a fairness basis.

During the pendency of any Dispute, both Parties shall, save as otherwise provided herein, continue to perform their respective obligations under this Agreement and shall not, whether by act or omission, impede or otherwise interfere with the Endeavour’s of the defaulting Party to remedy the breach or default to which such Dispute relates

19.  -VIOLATION OF TERMS

The Parties agree that each of the Shareholders shall be entitled to an injunction, restraining order, right for recovery, suit for specific performance or such other equitable relief as a court of competent jurisdiction may deem necessary or appropriate to restrain the other Shareholder or the Company from committing any violation or enforce the performance of the covenants, representations and obligations contained in this Agreement. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Shareholders may have at law or in equity, including without limitation a right for damages.

20.  -MISCELLANEOUS

No Partnership

Nothing contained in this Agreement shall constitute or be deemed to constitute a partnership between the Parties, and no Party shall hold himself out as an agent for the other Party, except with the express prior written consent of the other Party.

Indemnification

Subject to the Companies Act, the Company shall indemnify each Director and each Shareholder and its directors, officers and agents (collectively, the “Indemnified Persons”) against any losses, claims, damages, liabilities, judgments, fines, obligations, expenses and liabilities of any kind or nature whatsoever (including but not limited to any investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement of, any pending or threatened legal action or proceeding) (collectively “Losses”) that any Indemnified Person may at any time become subject to or liable for in connection with claims by third parties by reason of the status of such Shareholder as shareholder of the Company or of such Director as a director of the Company, as the case may be, other than Losses arising from the gross negligence or willful misconduct of such Indemnified Person.

Any indemnity as referred to in Clause 12 above shall be such as to place the Indemnified Persons in the same position as it would have been in had there not been any such breach.

Time

Any date or period as set out in any Clause of this Agreement may be extended with the written consent of the Parties failing which time shall be of the essence.

Independent Rights

Each of the rights of the Parties hereto under this Agreement are independent, cumulative and without prejudice to all other rights available to them, and the exercise or non-exercise of any such rights shall not prejudice or constitute a waiver of any other right of the Party, whether under this Agreement or otherwise.

Conflict with the Articles or Collaboration Agreement.

To the extent permitted by Applicable Law, in the event of any conflict between the terms of this Agreement and the Charter Documents of the Company, the provisions of this Agreement shall prevail and in the event of conflicts with the terms of the Collaboration Agreement, the terms of the Collaboration Agreement shall prevail. The Parties shall take the necessary steps to ensure that the Organizational Documents are amended to such extent as any Shareholder may require in order that such conflict be removed.

Counterparts

This Agreement may be executed in any number of originals or counterparts, each in the like form and all of which when taken together shall constitute one and the same document, and any Party may execute this Agreement by signing any one or more of such originals or counterparts.

Party No Longer a Shareholder

Except as otherwise provided in this Agreement, if any of the Parties and its Affiliates ceases to be a shareholder in the Company in accordance with the provisions of this Agreement then as from the date of such cessation, all the rights of such Party under this Agreement shall forthwith cease and this Agreement may be varied without reference to (or the need for the signature on any relevant document of) such Party provided that (for the avoidance of doubt) such variation shall not give rise to any new or increased liability of such Party, provided that any liability as already existing shall continue.

Variation

No variation of this Agreement shall be binding on any Party unless such variation is in writing and signed by each Party.

No Assignment

Subject to the provisions of this Agreement, this Agreement is personal to the Parties and shall not be capable of assignment, except with the prior written consent of the other Party, provided however, that any Shareholder may assign the whole or a part of any of its rights in or under this Agreement (including the rights under this Clause) to an Affiliate of such Shareholder subject to the fulfillment of all the terms for Transfer, whether in the Initial Agreements or the Organizational Documents.

Waiver

No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same of any other provisions hereof, and no waiver shall be effective unless made in writing and signed by an authorised representative of the waiving Party.

Headings

The Clause headings used in this Agreement are intended for convenience only and shall not be deemed to supersede or modify any provisions.

Severability

If any provision of this Agreement is invalid, unenforceable or prohibited by Applicable Law, this Agreement shall be considered divisible as to such provision and such provision shall be inoperative and shall not be part of the consideration moving from either Party hereto to the other, and the remainder of this Agreement shall be valid, binding and of like effect as though such provision was not included herein.

Supersession

Except as otherwise agreed among the Parties, the Initial Agreements constitute the entire agreement of the Parties as to its subject matter and supersedes any previous understanding or agreement on such subject matter.

IN WITNESS WHEREOF the undersigned have executed this Agreement as of the date first above written.

/s/ Mahinder Singh Khatkar	/s/ Mahinder Singh Khatkar	/s/ Constatin Stukalin
MoreGasTech India Private Limited	Mahinder Singh Khatkar & others	Moregastech LLC

By: Mahinder Singh Khatkar	By: Mahinder Singh Khatkar	By: Constatin Stukalin Director